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Exhibit 99.1

Selected Financial Data.

        In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, referred to in the following discussion as "SFAS 142." SFAS 142, which superceded Accounting Principles Board Opinion No. 17, Intangible Assets, addresses financial accounting and reporting for (1) intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition and (2) goodwill and other intangible assets subsequent to their acquisition. SFAS 142 is required to be applied starting with fiscal years beginning after December 15, 2001. As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 29, 2001 as filed with the Securities and Exchange Commission on March 28, 2002 (the "2001 10-K") and our Quarterly Report on Form 10-Q for the period ended March 30, 2002 as filed with the Securities and Exchange Commission on May 14, 2002, we adopted SFAS 142 effective December 30, 2001.

        The following sets forth our selected consolidated financial and operating data as of and for the fiscal years ended December 29, 2001, December 30, 2000, December 25, 1999, December 26, 1998 and December 27, 1997, as presented in Item 6 of our 2001 10-K.

	Fiscal Year(1)
	2001	2000	1999	1998	1997
	(In thousands, except per share amounts, percentages and store data)
Statement of Operations Data:
Net sales	$1,143,564	$1,000,068	$839,771	$587,432	$429,816
Cost of sales	871,215	745,717	621,510	431,025	322,340

Gross profit	272,349	254,351	218,261	156,407	107,476
Selling, general & administrative expenses	172,972	155,584	135,786	94,577	65,414
Depreciation and amortization	26,634	23,151	21,415	14,158	8,810
Store pre-opening expenses	1,667	1,395	1,492	3,273	767
Non-recurring charges(2)	—	—	—	—	12,726

Operating income	71,076	74,221	59,568	44,399	19,759
Interest expense, net	27,623	35,935	29,348	25,612	34,473

Income (loss) before income taxes	43,453	38,286	30,220	18,787	(14,714)
Income tax (expense) benefit	(17,232)	(15,610)	10,471	—	—

Income (loss) before extraordinary charge	26,221	22,676	40,691	18,787	(14,714)
Extraordinary charge(3)	(1,491)	—	—	(23,600)	—

Net income (loss)	$24,730	$22,676	$40,691	$(4,813)	$(14,714)

Per common share-basic:(4)
Income (loss) before extraordinary charge	$1.25	$1.28	$2.38	$1.16	$(1.45)
Extraordinary charge	(0.07)	—	—	(1.46)	—

Net income (loss)	$1.18	$1.28	$2.38	$(0.30)	$(1.45)

Weighted average common shares outstanding(4)	20,984	17,718	17,119	16,198	10,161
Per common share-diluted:(4)
Income (loss) before extraordinary charge	$1.20	$1.23	$2.26	$1.07	$(1.45)
Extraordinary charge	(0.07)	—	—	(1.34)	—

Net income (loss)	$1.13	$1.23	$2.26	$(0.27)	$(1.45)

Weighted average common shares outstanding(4)	21,851	18,424	17,971	17,508	10,161
Operating and Other Data:
Net cash provided by (used in) operating activities	$25,762	$22,074	$16,888	$5,539	$(2,051)
Net cash used in investing activities	$(48,052)	$(32,647)	$(45,309)	$(111,575)	$(10,040)
Net cash provided by financing activities	$26,283	$10,539	$28,565	$106,644	$12,136
EBITDA(5)	$102,075	$101,357	$85,762	$62,016	$43,056
EBITDA as a percentage of sales	8.9%	10.1%	10.2%	10.6%	10.0%

Number of stores at end of period	200	172	149	128	67
Same store sales growth(6)	6.3%	7.3%	8.9%	6.5%	7.6%
Pharmacy same store sales growth	16.6%	18.8%	21.0%	21.5%	24.6%
Average store size (square feet) at end of period	7,169	7,166	7,438	7,742	6,910
Sales per square foot(7)	$818	$847	$813	$1,040	$1,010
Pharmacy sales as a % of net sales	39.2%	35.4%	31.9%	28.3%	25.1%
Third-Party Plan sales as a % of pharmacy sales	86.9%	84.0%	81.2%	77.9%	74.2%
Capital expenditures	$40,982	$29,750	$37,181	$33,266	$9,360
Balance Sheet Data (at end of period):
Working capital	$214,109	$154,466	$120,036	$90,000	$37,494
Total assets	678,985	570,930	510,294	428,140	249,521
Total debt and capital lease obligations	247,155	353,001	341,042	310,969	278,085
Stockholders' equity (deficiency)	295,207	114,497	66,516	22,789	(74,109)

(1)
Our fiscal year is the 52 or 53 week reporting period ending on the last Saturday on or prior to December 31. Fiscal 2000 includes 53 weeks. All other years presented include 52 weeks.

(2)
We incurred approximately $12.7 million of expenses in 1997 related to our consideration and subsequent abandonment of plans for a public offering of common stock. We treat these charges as non-recurring, as we do not expect them to be repeated.

(3)
We incurred after-tax expenses of approximately $1.5 million related to the retirement of a portion of our debt. Refer to Note 17 of the notes to our consolidated financial statements included in the 2001 10-K for a further explanation of this charge.

(4)
On January 14, 1998, we effected an 8.326 reverse stock split of our common stock. All references to common stock shares and per share data have been adjusted to give retroactive effect to such reverse stock split.

(5)
As used in this report, EBITDA means earnings before interest, income taxes, depreciation, amortization, extraordinary charges, non-recurring charges and other non-cash items (primarily deferred rents). Management believes that EBITDA, as presented, represents a useful measure of assessing the performance of our ongoing operating activities, as it reflects our earnings trends without the impact of certain non-cash charges. Targets and positive trends in EBITDA are used as performance measures for determining certain management's bonus compensation. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow from operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles.

        A reconciliation of net income (loss) to EBITDA for each period included above is set forth below (dollars in thousands):

	2001	2000	1999	1998	1997
Net income (loss)	$24,730	$22,676	$40,691	$(4,813)	$(14,714)
Income tax expense (benefit)	17,232	15,610	(10,471)	—	—
Interest expense, net	27,623	35,935	29,348	25,612	34,473
Depreciation and amortization	26,634	23,151	21,415	14,158	8,810
Extraordinary charge	1,491	—	—	23,600	—
Non-recurring items	—	—	—	—	12,726
Other non-cash items (primarily deferred rent)	4,365	3,985	4,779	3,459	1,761

EBITDA	$102,075	$101,357	$85,762	$62,016	$43,056

(6)
Same store sales figures include stores that have been in operation for at least 13 months.

(7)
Sales per square foot prior to fiscal 1999 exclude 29 Rock Bottom stores acquired in September of 1998, which were converted to the Duane Reade format in fiscal 1999.

        Had the provisions of SFAS 142 been in effect during the years presented above, goodwill amortization would have been eliminated, increasing net income and earnings per share as follows:

	Fiscal Year
	2001	2000	1999	1998	1997
	(In thousands, except per share amounts)
Income (loss) before extraordinary charge, as reported	$26,221	$22,676	$40,691	$18,787	$(14,714)
Goodwill amortization, net of tax	2,608	2,581	2,439	2,354	2,181

Adjusted income (loss) before extraordinary charge	$28,829	$25,257	$43,130	$21,141	$(12,533)

Net income (loss), as reported	$24,730	$22,676	$40,691	$(4,813)	$(14,714)
Goodwill amortization, net of tax	2,608	2,581	2,439	2,354	2,181

Adjusted net income (loss)	$27,338	$25,257	$43,130	$(2,459)	$(12,533)

Per common share-basic:
Income (loss) before extraordinary charge, as reported	$1.25	$1.28	$2.38	$1.16	$(1.45)
Goodwill amortization, net of tax	0.12	0.15	0.14	0.15	0.22

Adjusted income (loss) before extraordinary charge	$1.37	$1.43	$2.52	$1.31	$(1.23)

Net income (loss), as reported	$1.18	$1.28	$2.38	$(0.30)	$(1.45)
Goodwill amortization, net of tax	0.12	0.15	0.14	0.15	0.22

Adjusted net income (loss)	$1.30	$1.43	$2.52	$(0.15)	$(1.23)

Per common share-diluted:
Income (loss) before extraordinary charge, as reported	$1.20	$1.23	$2.26	$1.07	$(1.45)
Goodwill amortization, net of tax	0.12	0.14	0.14	0.13	0.22

Adjusted income (loss) before extraordinary charge	$1.32	$1.37	$2.40	$1.20	$(1.23)

Net income (loss), as reported	$1.13	$1.23	$2.26	$(0.27)	$(1.45)
Goodwill amortization, net of tax	0.12	0.14	0.14	0.13	0.22

Adjusted net income (loss)	$1.25	$1.37	$2.40	$(0.14)	$(1.23)

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  Exhibit 99.1